EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                            State or other
                                            Jurisdiction                       Name under which
Name                                        of Incorporation                    Business is done


JBAK Canton Realty, Inc.*                   Massachusetts                      JBAK Canton Realty, Inc.

JBAK Holding, Inc.                          Massachusetts                      JBAK Holding, Inc.

JBI, Inc.                                   Massachusetts                      JBI, Inc.
                                                                               J. Baker, Inc.

JBI Holding Company, Inc.**                 Delaware                           JBI Holding Company, Inc.


Morse Shoe, Inc.**                          Delaware                           Morse Shoe, Inc.


Spencer Companies, Inc.                     Massachusetts                      Spencer Companies, Inc.


The Casual Male, Inc.                       Massachusetts                      Casual Male Big & Tall

TCM Holding Company, Inc.***                Delaware                           TCM Holding Company, Inc.

TCMB&T, Inc.***                             Massachusetts                      Casual Male Big & Tall

WGS Corp.                                   Massachusetts                      Work 'n Gear

*     Subsidiary of JBAK Holding, Inc.
**   Subsidiaries of JBI, Inc.
*** Subsidiary of The Casual Male, Inc.